Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-124190) pertaining to the Amended and Restated Akorn, Inc. 2003 Stock Option Plan;
(2)	Registration Statement (Form S-8 No. 333-167031) pertaining to the Amended and Restated Akorn, Inc. Employee Stock Purchase Plan;
(3)	Registration Statement (Form S-8 No. 333-179476) pertaining to the Amended and Restated Akorn, Inc. 2003 Stock Option Plan;
(4)	Registration Statement (Form S-8 No. 333-161908) pertaining to the Amended and Restated Akorn, Inc. 2003 Stock Option Plan; and
(5)	Registration Statement (Form S-8 No. 333-195673) pertaining to the registration of 7,500,000 shares of common stock, no par value, authorized for issuance under the Akorn Inc. 2014 Stock Option Plan;

of our report dated March 1, 2013, except for Note 12 – Segment Information, as to which the date is March 17, 2015, with respect to the consolidated statements of comprehensive income, shareholders' equity and cash flows of Akorn, Inc. for the year ended December 31, 2012, included in this Annual Report (Form 10-K) of Akorn, Inc. for its year ended December 31, 2014.

/s/ Ernst & Young LLP

Chicago, Illinois
March 17, 2015